Exhibit 31.2

CERTIFICATIONS UNDER
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Daniel Lender, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of QAD Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 29, 2017

/s/ DANIEL LENDER

Daniel Lender

Chief Financial Officer

QAD Inc.